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                                                                    EXHIBIT 23.7


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 3 to Registration Statement
No. 333-09535 of FrontierVision Operating Partners, L.P. and FrontierVision Capital Corporation on Form S-1 of our report dated March 15, 1996 (Except as to Note 1 which is dated August 1, 1996), relating to the financial statements of American Cable Entertainment of Kentucky-Indiana, Inc. appearing in the Prospectus which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



Deloitte & Touche LLP

Stamford, Connecticut
September 18, 1996